Exhibit 10.1

SUPPORT AGREEMENT

SUPPORT AGREEMENT (this “Agreement”), dated as of December 20, 2021 by and among Hexion Holdings Corporation, a Delaware corporation (the “Company”), ASP Resins Intermediate, Inc., a Delaware corporation (“Buyer”) and the undersigned (“Supporting Holder”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

WHEREAS, in order to induce the Company and Buyer to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among the Company, Buyer and ASP Resins Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer, Supporting Holder has agreed to enter into this Agreement with respect to the total number of Shares set forth on Exhibit A (the “Covered Shares”) which are held beneficially by the Persons set forth on Exhibit A (“Beneficial Holders”) as set forth next to such Beneficial Holder’s name on Exhibit A.

NOW, THEREFORE, the parties hereto agree as follows:

Article 1
Voting

Section 1.01. Voting.

(a)       Supporting Holder hereby irrevocably and unconditionally agrees to consent to and vote (or cause to be voted), in person or by proxy, all Covered Shares in favor of any proposal to approve and adopt the Merger Agreement, the Merger and the Contemplated Transactions and any actions related thereto (including any proposal to adjourn or postpone the Stockholders Meeting) at the Stockholders Meeting (and at any adjournment or postponement thereof).

(b)       As promptly as practicable following the date hereof, Supporting Holder shall use reasonable best efforts to deliver to the Company a duly executed Stockholder Written Consent with respect to the Covered Shares, which reasonable best efforts shall include (i) causing the applicable brokerage firm to sign any relevant direction letters or other documentation and requesting Cede & Co. to duly execute and deliver the Stockholder Written Consent with respect to the Covered Shares (or by responding to an issuer action with respect to a request for a Stockholder Written Consent submitted by the Company to Cede & Co.) and/or (ii) causing such Covered Shares to be held by the applicable Holder directly on the books of the Company in direct registration and causing the applicable Holder to duly execute and deliver the Stockholder Written Consent with respect to the Covered Shares.

(c)       Supporting Holder hereby agrees that it will not vote any Covered Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, (iii) action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or Supporting Holder contained in this Agreement or (iv) action, proposal, transaction or agreement, the consummation of which would frustrate the purposes, or prevent, delay or otherwise adversely affect the consummation of the transactions contemplated by the Merger Agreement.

(d)       Without limiting any other rights or remedies of the Company, only in the event and in each case that such Supporting Holder fails to perform or otherwise comply with the applicable covenants, agreements or obligations set forth in this Section 1.01, the Supporting Holder hereby irrevocably and unconditionally appoints the Company or any individual designated by the Company, until the termination of this Agreement (immediately after which time this proxy shall be automatically revoked), as the Supporting Holder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Supporting Holder, to attend on behalf of the Supporting Holder any meeting of the stockholders of the Company (the “Company Stockholders”) with respect to the matters described in this Section 1.01(a), Section 1.01(b) and Section 1.01(c) (including the Stockholders Meeting and the Stockholders Written Consent), to cause the Supporting Holder’s Covered Shares to be counted as present thereat in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders, to vote (or cause to be voted) such Supporting Holder’s Covered Shares in favor of or consent (or withhold consent) with respect to any of the matters described in this Section 1.01(a), Section 1.01(b) and Section 1.01(c) in connection with any meeting of the Company Stockholders or any such action taken by Stockholder Written Consent; provided, that for the avoidance of doubt the proxy granted pursuant to this Section 1.01(d) shall not apply to any of the actions described in Section 1.01(b)(i) or (ii) above.

(e)       The proxy granted by the Supporting Holder pursuant to Section 1.01(d) is coupled with an interest sufficient at law to support an irrevocable proxy (during the term of this Agreement) and is granted in consideration for Buyer and the Company entering into the Merger Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Supporting Holder pursuant to Section 1.01(d) is also a durable proxy and shall survive the bankruptcy, insolvency, dissolution, death, incapacity or other inability to act by the Supporting Holder and shall hereby revoke any and all prior proxies granted by the Supporting Holder with respect to its Covered Shares. The vote or consent of the proxyholder in accordance with Section 1.01(d) and with respect to the matters in Section 1.01(a), Section 1.01(b) and Section 1.01(c) shall control in the event of any conflict between such vote or consent by the proxyholder of the Covered Shares and a vote or consent by the Supporting Holder of the Covered Shares (or any other Person with the power to vote the Covered Shares) with respect to the matters in Section 1.01(a), Section 1.01(b) and Section 1.01(c).

Section 1.02. Adverse Recommendation Change. In the event of an Adverse Recommendation Change made in compliance with the terms of the Merger Agreement, then during the pendency thereof, the aggregate number of Shares that shall be considered Covered Shares hereunder shall be reduced (with such reduction applying to each Beneficial Holder on a pro rata basis in accordance with each Beneficial Holder’s relative Covered Shares) without any action by the Company, Buyer, Supporting Holder or Beneficial Holders such that the Covered Shares in all Support Agreements executed in respect of the Contemplated Transaction (including this Agreement) shall represent in the aggregate (after such reduction) thirty three percent (33%) of the total number of outstanding Shares of the Company, and upon such occurrence, all references to Covered Shares in this Agreement shall be deemed to be such reduced number of Shares.

Article 2
Supporting Holder Representations and Warranties

Supporting Holder hereby represents and warrants to the Company and Buyer as follows:

Section 2.01. Authorization. Supporting Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance by Supporting Holder of this Agreement and the consummation by Supporting Holder of the transactions contemplated hereby are within the powers of Supporting Holder and have been duly authorized by all necessary action. This Agreement has been duly and validly executed and delivered by Supporting Holder and assuming due execution and delivery by the Company and Buyer, this Agreement constitutes a valid and binding agreement of Supporting Holder enforceable against it in accordance with its terms.

Section 2.02. Non-Contravention. The execution, delivery and performance by Supporting Holder of this agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation, bylaws or other similar organizational documents of Supporting Holder, (ii) violate any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Supporting Holder is entitled under any provision of any agreement or other instrument binding on Supporting Holder or (iv) result in the imposition of any Lien (other than pursuant to this Agreement) on any asset of Supporting Holder, except in the case of each of clauses (i) through (iv) as would not, individually or in the aggregate, reasonably be expected to prevent, delay or otherwise adversely affect the performance by Supporting Holder of its obligations hereunder or prevent, delay or otherwise adversely affect the consummation of the transactions contemplated by this Agreement. For the avoidance of doubt, Supporting Holder makes no representation or warranty pursuant to this Section 2.02 with respect to the consummation of the Merger or any consequences thereof.

Section 2.03. Ownership of Covered Shares. Supporting Holder (i) is the beneficial owner (or the investment manager, advisor, or subadvisor to one or more beneficial owners) of the Covered Shares, (ii) has (A) sole investment or voting discretion with respect to the Covered Shares, (B) full power and authority to vote on and consent to matters concerning the Covered Shares, or to exchange, assign, and transfer the Covered Shares, and (C) full power and authority to bind or act on the behalf of, the Beneficial Holders with respect to the Covered Shares and (iii) other than pursuant to this Agreement, the Covered Shares are free and clear of any Lien that would prevent in any way Supporting Holder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed. None of the Covered Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Covered Shares. Except pursuant to this Agreement, Supporting Holder has not entered into any contract granting another Person any contractual right or obligation to purchase or otherwise acquire any of the Covered Shares. As of the date hereof and except as set forth in

Section 1.01, no proxies have been given by Supporting Holder in respect of any or all of the Covered Shares other than proxies which have been validly revoked prior to the date hereof.

Section 2.04. Finder’s Fees. Except as provided in the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Supporting Holder or any Beneficial Holder.

Article 3
The Company and Buyer Representations and Warranties

Section 3.01. Representations and Warranties of the Company. The Company represents and warrants to Buyer and Supporting Holder as follows: (i) the Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; (ii) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action; and (iii) this Agreement has been duly and validly executed and delivered by the Company and assuming due execution and delivery by Buyer and Supporting Holder, this Agreement constitutes a valid and binding Agreement of the Company enforceable against it in accordance with its terms.

Section 3.02. Representations and Warranties of Buyer. Buyer represents and warrants to the Company and Supporting Holder as follows: (i) Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; (ii) the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action; and (iii) this Agreement has been duly and validly executed and delivered by Buyer and assuming due execution and delivery by the Company and Supporting Holder, this Agreement constitutes a valid and binding Agreement of Buyer enforceable against it in accordance with its terms.

Article 4
Covenants of Supporting Holder

Supporting Holder hereby covenants and agrees that:

Section 4.01 No Proxies for or Encumbrances on or Transfer of Covered Shares. Prior to the receipt of the Stockholder Approval, Supporting Holder shall not, without the prior written consent of the Company, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Shares (except as contemplated by Section 1.01) or (ii) sell, assign, transfer, encumber or otherwise dispose of, directly or indirectly, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of (collectively, “Transfer”), any Covered Shares; provided that, Supporting Holder may Transfer any Covered Shares to (i) any third party so long as the transferee delivers to the Company prior to such Transfer a written undertaking, in a form reasonably satisfactory to the

Company, that it will be bound by the terms of this Agreement or (ii) any third party that has executed a support agreement with the Company and Buyer in a form substantially similar to this Agreement. For the avoidance of doubt, nothing in this Agreement will restrict Supporting Holder from Transferring any Covered Shares following the receipt of the Stockholder Approval.

Section 4.02 Non-Solicitation.

(a)       Supporting Holder shall not, and shall not authorize or permit the Beneficial Holders or any of its or their Representatives to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise cooperate in any way with any third party that is seeking to make, or has made, an Acquisition Proposal, or (iii) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal. For the avoidance of doubt, nothing herein shall restrict any action by Company or the Board of Directors of the Company permitted under Section 5.04 of the Merger Agreement.

(b)       Supporting Holder agrees that any Shares acquired after the date hereof by it or any Beneficial Holder (including any Shares acquired upon the exercise of any Warrants) shall be deemed Covered Shares and Supporting Holder shall be subject to the terms and conditions of this Agreement with respect to such Shares.

Section 4.03 Waiver of Certain Actions. Supporting Holder hereby agrees not to commence or participate in, and to take all reasonable actions to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against the Company or any of its Affiliates, Subsidiaries or successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing or asserting any appraisal rights) or (b) to the fullest extent permitted under Law, alleging a breach of any duty of the board of directors of the Company in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby. Notwithstanding the foregoing, this Section 4.03 shall not apply to limit in any respect the right or ability of a party hereto to enforce the provisions of this Agreement or the Merger Agreement.

Article 5
Miscellaneous

Section 5.01. Further Assurances. The Company, Buyer and Supporting Holder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement. In furtherance of the foregoing, Supporting Holder hereby authorizes the Company and Buyer to publish and disclose in any announcement or disclosure and the Information Statement or Proxy Statement, as

applicable, Supporting Holder’s identity and the nature of Supporting Holder’s obligations under this Agreement.

Section 5.02. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement and all obligations of the parties hereunder shall automatically terminate upon the earliest to occur of (a) the mutual written consent of the parties hereto, (b) the consummation of the Closing, (c) the effectiveness of any amendment, modification or supplement to the Merger Agreement that decreases the amount of the Per-Share Merger Consideration, changes the form of the Per-Share Merger Consideration or is otherwise materially adverse to the Company’s stockholders, (d) the termination of the Merger Agreement in accordance with its terms and (e) the date that is 285 days after the date of this Agreement.

Section 5.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that the Company shall reimburse Supporting Holder for its reasonable, out-of-pocket and documented expenses incurred by it in connection with the Company’s evaluation of strategic alternatives (including reasonable, out-of-pocket and documented expenses incurred by Supporting Holder in entering into this Agreement and in connection with its obligations pursuant to Section 1.01); provided, that the expense reimbursement obligation of the Company under this Agreement and the other Support Agreements entered into shall not exceed $150,000 in the aggregate.

Section 5.04. Successors and Assigns; No Third-Party Rights. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Nothing in this Agreement is intended to confer on any Person (other than the parties hereto and their respective successors and assigns) any rights or remedies of any nature.

Section 5.05. Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the parties hereto, and/or the interpretation and enforcement of the rights and duties of the parties hereto, whether arising at law or in equity, in contract, tort or otherwise, will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without regard to its rules regarding conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 5.06. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by overnight or two-day courier, registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the Buyer, the Company or Supporting Holder as follows:

To the Supporting Holder:

[SH]

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

Bank of America Tower

New York, NY 10036

Attn: Daniel I. Fisher; Zachary N. Wittenberg

Email: dfisher@akingump.com; zwittenberg@akingump.com

To the Company:

Hexion Holdings Corporation

180 East Broad Street

Columbus, OH 43215

Attention: Doug Johns

  Office of General Counsel

Email: douglas.johns@hexion.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue
New York, NY 10017

Attention: William H. Aaronson

Email: william.aaronson@davispolk.com

To Buyer:

c/o American Securities LLC

590 Madison Avenue, 38th Floor

New York, NY 10022

Attention: Scott Wolff and Eric L. Schondorf

Email: swolff@american-securities.com; eschondorf@american-securities.com with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue
New York, NY 10022

Attention: Michael E. Weisser, P.C.; Duncan Enista

Email: michael.weisser@kirkland.com; duncan.enista@kirkland.com or to such other address as the Buyer, the Company or Supporting Holder to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 5.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.08. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.09. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HEXION HOLDINGS CORPORATION

By:
Name:
Title:

[Signature Page to Support Agreement]

ASP RESINS INTERMEDIATE, INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

[SUPPORTING HOLDER]

By:
Name:
Title:

[Signature Page to Support Agreement]

Exhibit A

Beneficial Holder	Covered Shares

Total Covered Shares: